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                                   Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-24595) pertaining to the EEX Corporation Employee Stock Purchase and Savings Plan of our report dated June 1, 2001, with respect to the financial statements and schedule of the EEX Corporation Employee Stock Purchase and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                           /s/ ERNST & YOUNG LLP



June 27, 2001
Houston, Texas

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